Exhibit 10.1

AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of January 31, 2023, is made by and between Catalyst Partners Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (the “Trustee”), and amends that certain Investment Management Trust Agreement, effective as of May 17, 2021 (the “Trust Agreement”), by and between the Company and the Trustee. Capitalized terms used but not defined in this Amendment Agreement have the meanings assigned to such terms in the Trust Agreement.

WHEREAS, Section l(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), (x) upon receipt of, and only in accordance with, the terms of a Termination Letter in a form substantially similar to that attached to the Trust Agreement as Exhibit A or Exhibit B, as applicable, or (y) upon the date which is the later of (1) 24 months after the closing of the Offering and (2) such later date as may be approved by the Company's shareholders in accordance with the Company's amended and restated memorandum and articles of association, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, shall be distributed to the Public Shareholders of record as of such date;

WHEREAS, Section 6(c) of the Trust Agreement provides that Section l(i) of the Trust Agreement may not be modified, amended or deleted without the affirmative vote of 65% of the then outstanding shares of the Company's Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and Class A ordinary shares of the Company, par value $0.0001 per share (the “Class B Ordinary Shares”), voting together as a single class; and

WHEREAS, at a meeting of the shareholders of the Company held on or about the date hereof (the “Special Meeting”), at least 65° o of the voting power of all then outstanding shares of the Class A Ordinary Shares and the Company's Class B Ordinary Shares have voted to approve this Amendment Agreement;

WHEREAS, at the Special Meeting, the shareholders of the Company also voted to approve an amendment to its amended and restated memorandum and articles of association (such amendment, the “Charter Amendment), and

WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Amendment to the Trust Agreement. Effective as of the execution hereof, Section l(i) of the Trust Agreement is hereby amended by deleting Section l(i) in its entirety and inserting the following in lieu thereof:

Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B. as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), only as directed in the Termination Letter and the other documents referred to therein, or (y) January 31, 2023, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), shall be distributed to the Public Shareholders of record as of such date; provided, however, that in the event the Trustee receives a Termination Letter in a form substantially similar to Exhibit B hereto, or if the Trustee begins to liquidate the Property because it has received no such Termination Letter by the date specified in clause (y) of this Section l(i), the Trustee shall keep the Trust Account open until twelve (12) months following the date the Property has been distributed to the Public Shareholders. It is acknowledged and agreed that there should be no reduction in the principal amount per share initially deposited in the Trust Account;

2.	Amendment to Exhibit B. Effective as of the execution hereof, Exhibit B of the Trust Agreement is hereby deleted and replaced in its entirety with Exhibit B attached hereto.

3.	No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.

4.	References.

(a)	All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to May 17, 2021.

(b)	All references to the “amended and restated memorandum and articles of association” in the Trust Agreement (as amended by this Amendment Agreement) and terms of similar import shall mean the amended and restated memorandum and articles of association as amended by the Charter Amendment.

5.	Other Miscellaneous Terms. The provisions of Sections 6(d), 6(e), 6(g), 6(h), 6(i) and 6(j) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

CATALYST PARTNERS ACQUISITION CORP.

By:	/s/ Paul Fielding
Name: Paul Fielding
Title: Chief Operating Officer

[Signature Page to Amendment No. 1 to Investment Management Trust Agreement]